EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.

Dated: April 12, 2019

THE COLUMN GROUP, LP		THE COLUMN GROUP GP, LP

By:	The Column Group GP, LP

By:	/s/ Jennifer J. Carlson, Attorney-in-Fact	By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

THE COLUMN GROUP II, LP		THE COLUMN GROUP II GP, LP

By:	The Column Group II GP, LP	By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

PONOI CAPITAL, LP		PONOI MANAGEMENT, LLC

By:	Ponoi Management, LLC	By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

PONOI CAPITAL II, LP		PONOI II MANAGEMENT, LLC

By:	Ponoi II Management, LLC	By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

THE COLUMN GROUP MANAGEMENT, LP

By:	/s/ Jennifer J. Carlson, Attorney-in-Fact

By:	/s/ Jennifer J. Carlson, Attorney-in-Fact on behalf of Peter Svennilson	By:	/s/ Jennifer J. Carlson, Attorney-in-Fact on behalf of Tim Kutzkey

By:	/s/ Jennifer J. Carlson, Attorney-in-Fact on behalf of David V. Goeddel